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                                                                     EXHIBIT 4.2



                         REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement ("Agreement") dated February 9, 1998, is entered into by and between InfoCure, a Delaware corporation (the "Company"), Sanders Morris Mundy Inc., a Texas corporation (the "Placement Agent") and the persons set forth on Exhibit A which includes all Persons acquiring the units (the "Units") representing securities issued and sold by the Company in the private placement (the "Placement") completed as of the date hereof (individually a "Stockholder" and collectively the "Stockholders"). This Agreement evidences that for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Company and the Stockholders agree as follows:

                            ARTICLE 1. INTRODUCTION

         Section 1.1. RECITALS. The Company and the Placement Agent have entered into a Placement Agent Agreement dated January 15, 1998 (the "Placement Agreement") setting forth the terms and conditions upon which the Placement Agent has agreed to offer subscriptions to purchase Units of securities issued and sold by the Company in the Placement. Pursuant to the Placement Agreement, the Placement Agent was granted a warrant to purchase 100,000 shares of the Company's Common Stock. The Company and each Stockholder have entered into a Subscription Agreement dated February 9, 1998 (the "Subscription Agreement"), pursuant to which the Stockholders propose to acquire the Units on the terms and conditions set forth in the Subscription Agreement and the Confidential Private Placement Memorandum dated January 15, 1998 prepared by the Company and distributed by the Placement Agent. This Agreement shall become effective upon the execution of the Subscription Agreement by the Stockholder and the acceptance of such Subscription Agreement by the Company (the "Closing").

         Section 1.2. DEFINITIONS. Certain capitalized terms used in this Agreement are defined in Article 6 hereof; references to sections shall be to sections of this Agreement.

                         ARTICLE 2. DEMAND REGISTRATION

         Section 2.1. DEMAND FOR REGISTRATION. If the Company shall receive from Initiating Holders at any time or times not earlier than the later of (a) one year after the date of this Agreement or (b) the closing date of a "Qualified Public Offering" (as defined in the Certificate of Designation of the Series A Stock), a written request for the registration by the Company of the resale by such holders of Registrable Securities held by them, the Company will on one occasion only:

                  (a) promptly give written notice of the proposed registration to all other Holders;
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                  (b) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Act) on Form S-3 or such other form and as would permit or facilitate the sale and distribution of all or such portion of such Shares as are specified in such request, together with all or such portion of the Shares of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered; and

                  (c) maintain any Registration Statement or post-effective amendment filed under this Section 2.1 current under the Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement; (ii) the date the holders thereof receive an opinion of counsel that the Registrable Securities may be sold under the provisions of Rule 144 under the Act without limitation as to the number of shares which may be sold; or (iii) the second anniversary of the effective date of the Registration Statement.

         Section 2.2. CERTAIN LIMITATIONS. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this
Article 2:

                  (a) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                  (b) After the Company has completed one such registration pursuant to Section 2.1 (counting for these purposes only a registration which has been declared or ordered effective); or

                  (c) if the Company shall furnish to the requesting Holders a certificate signed by a duly authorized officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company for such registration statement to be filed on or before the date filing would be required, then the Company shall be entitled to postpone filing of the registration statement for up to ninety (90) days; provided, however, that the Company shall be entitled to issue such a certificate only one (1) time in any given 12 month period. If a registration is withdrawn by the Company (i) before completion of the offering contemplated thereby or (ii) for any reason other than at the request of Holders as set forth below, such registration shall not count as the one registration referred to in the first sentence of this Section 2 and the Holders shall continue to be entitled to a demand registration hereunder. If a registration is filed on behalf of Holders and such registration is withdrawn at the request of the Holders of at least fifty percent (50%) of the Registrable Securities requesting registration for any reason other than adverse business developments at the Company that were not known to the requesting Holders, such registration will count as the one registration referred to in the first sentence of this section.



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                      ARTICLE 3. "PIGGY-BACK" REGISTRATION

         Section 3.1. RIGHT TO INCLUDE SHARES. Except as set forth below, if the Company at any time proposes to file a registration statement under the Act for the purpose of registering the sale by it or its stockholders of any of its securities other than (i) a registration on Form S-4, Form S-8, or any successor or similar forms, or (ii) a shelf registration under Rule 415 under the Act for the sole purpose of registering shares to be issued in connection with the acquisition of assets, whether or not for sale for its own account, it will each such time give prompt written notice to the Stockholders and the Placement Agent of its intention to do so and of such Stockholder's rights under this Article 3. Upon the written request of any Stockholder or the Placement Agent made within 30 days after the receipt of any such notice (which request shall specify the Shares intended to be disposed of by the Stockholder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Act of all Shares which the Company has been so requested to register by the Stockholders or the Placement Agent, to the extent required to permit the disposition in accordance with the intended methods of disposition, by inclusion of such Shares in the Registration Statement which covers the securities that the Company proposes to register ("Piggy-Back Right"); provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Stockholders and, thereupon,
(i) in the case of a determination not to register, shall be relieved of its obligation to register any Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, subject to the rights of the Stockholders under Article 3 and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Shares, for the same period as the delay in registering such other securities. No registration effected under this Article 3 shall relieve the Company of its obligation to effect any registration under
Article 2 unless all the Shares are included in such registration.

         Section 3.2. PRIORITY IN PIGGY-BACK REGISTRATIONS. If (i) a registration pursuant to Article 3 involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed by or through one or more underwriters under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Holders by letter of its belief that the distribution of all or a specified number of such Shares concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Shares which may be distributed without such effect), then the Company may, upon written notice to the Holders, reduce pro rata (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Shares and securities proposed to be sold by any Other Stockholder the registration of which shall have been requested by the Holders and each Other Stockholder so that the resultant aggregate number of such securities so included in such registration shall be equal to the number of shares stated in such managing underwriter's letter.



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                       ARTICLE 4. REGISTRATION PROCEDURES

         Section 4.1. PREPARATION OF FILINGS. If and whenever the Company is required to use its best efforts to effect the registration of any Shares under the Act as provided in Articles 2 or 3 the following shall apply:

                  (a) REGISTRATION STATEMENT. The Company shall promptly prepare and file with the Commission the requisite Registration Statement to effect such registration (including such audited financial statements as may be required by the Act or the rules and regulations promulgated thereunder) and thereafter use its reasonable best efforts to cause such Registration Statement to become and remain effective; provided, however, that the Company may withdraw any registration of its securities at any time prior to the effective date of the Registration Statement relating thereto; provided further, that before filing such Registration Statement or any amendments thereto, the Company will furnish to the Stockholders and the Placement Agent and their counsel copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable approval of the Stockholders and the Placement Agent and their counsel.

                  (b) AMENDMENTS. The Company shall prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement.

                  (c) COPIES OF DOCUMENTS. The Company shall furnish to the Stockholders and the Placement Agent and each underwriter, if any, of the securities being sold by the Stockholders such number of conformed copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits to such Registration Statement), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed pursuant to Rule 424 under the Act and such other documents, as the Stockholders and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the securities owned by the Stockholders (it being understood that the Company consents to the use of the prospectus and any amendments or supplement thereto by the Stockholders and the underwriter or underwriters, if any, in connection with the offering and sale of securities covered by the prospectus or any amendment or supplement thereto).

                  (d) BLUE SKY. The Company will use its reasonable best efforts to register or qualify all Shares under the securities laws or blue sky laws of the jurisdictions requiring such registration or qualification as the Stockholders, Placement Agent and any underwriter of the securities being sold by the Stockholders shall reasonably request, to keep such registrations or qualifications in effect for so long as such Registration Statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Stockholders and underwriter to consummate the disposition in such jurisdictions of the securities owned by the Stockholders, except that the Company shall not for any such purpose be required to qualify



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generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified, or to consent to general service of process in any such jurisdiction.

                  (e) EXPENSES. The Company will pay all Registration Expenses in connection with any registration effected pursuant to Article 2 or Article 3.

                  (f) OTHER APPROVALS. The Company will use its reasonable best efforts to cause all Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Stockholders to consummate the intended disposition of such securities.

                  (g) OPINIONS OF COUNSEL. The Company shall furnish to the Stockholders and the Placement Agent a signed counterpart, addressed to the applicable Stockholder, of an opinion of counsel for the Company prepared as required under the Act and, if such registration includes an underwritten public offering the Company shall furnish to the underwriter or underwriters an opinion of counsel for the Company issued in accordance with the terms of the underwriting agreement. The Company shall be solely responsible for any costs or expenses incurred in connection with the rendering of such opinions of counsel.

                  (h) NOTICE OF EVENTS. The Company will notify the Stockholders and the Placement Agent at any time when a prospectus relating thereto is required to be delivered under the Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Stockholders and the Placement Agent promptly prepare and furnish to the Stockholders and the Placement Agent and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

                  (i) LISTING. The Company will cause all Shares covered by the Registration Statement to be listed on each securities exchange or traded or quoted on each market on which the same class of securities issued by the Company are then listed, traded or quoted.

                  (j) TRANSFER AGENT. The Company will provide a transfer agent, registrar and a CUSIP number for all Shares no later than the effective date of such Registration Statement.

         Section 4.2. DATA FROM THE STOCKHOLDERS. The Company may require each Stockholder and/or the Placement Agent to furnish the Company, and each Stockholder and Placement Agent agrees to provide to the Company, such information regarding the Stockholder or Placement Agent, as applicable, and the distribution of such securities as the Company may from time to time reasonably request in writing (the "Requested Information"). If at least three
(3) business



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days prior to the filing date the Company has not received the Requested
Information from a Stockholder (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor.

         Section 4.3. DISCONTINUANCE OF USE OF PROSPECTUS. Each Stockholder agrees by acquisition of such Shares that, upon receipt of any written notice from the Company of the occurrence of any event of the kind described in
Section 4.1(h), the Stockholder will forthwith discontinue the Stockholder's offer of Shares pursuant to the Registration Statement relating to such Shares until the Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(h) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Stockholder's possession of the prospectus relating to such Shares at the time of receipt of such notice. In the event that any Holder uses a prospectus in connection with the offering and sale of any of the Shares covered by such prospectus, such Holder will use only the latest version of such prospectus provided by the Company.

         Section 4.4. REFERENCES TO PLACEMENT AGENT IN REGISTRATION STATEMENTS. If any registration or comparable statement refers to the Placement Agent by name or otherwise as the holder of any securities of the Company (and the Placement Agent is not then an underwriter with respect to the offering referenced by such Registration Statement) then the Placement Agent shall have the right to require by written request (i) the insertion therein of language, in form and substance satisfactory to the Placement Agent and counsel to the Company, to the effect that the holding by the Placement Agent of such securities is not to be construed as a recommendation by the Placement Agent of the investment quality of the Company's securities covered thereby and that such holding does not imply that the Placement Agent will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to the Placement Agent by name or otherwise is not required by the Act or any similar federal statute then in force, the deletion of the reference to the Placement Agent.

         Section 4.5. UNDERWRITTEN OFFERINGS. If requested by the underwriters for any underwritten offering by the Stockholders pursuant to a registration under Article 2 or Article 3, and provided that the underwriter or underwriters are of recognized national standing and are reasonably satisfactory to the Company, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in form and substance to the Company, the Stockholders, the Placement Agent and the underwriters, and to contain such representations, warranties, indemnities and such other terms as are generally prevailing in agreements of this type. The Stockholders and the Placement Agent will cooperate with the Company in the negotiation of the underwriting agreement. The Stockholders shall be parties to such underwriting agreement. The Stockholders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding the Stockholders, the Stockholders' Shares and the Stockholders' intended method of distribution and any other representation required by law.



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         Section 4.6. HOLDBACK AGREEMENTS. The Company agrees, if so required by a managing underwriter of an offering of Shares pursuant to a registration under Article 3, not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any such securities during the seven days prior to and the 90 days after any underwritten registration pursuant to Article 3 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4, Form S-8, or any successor or similar forms thereto.

         Section 4.7. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each Registration Statement under the Act pursuant to this Agreement, the Company will give the Stockholders, the Placement Agent, and their counsel and accountants, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto.

                           ARTICLE 5. INDEMNIFICATION

         Section 5.1. INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Act, the Company will, and hereby does, severally indemnify and hold harmless (i) in the case of any registration statement filed pursuant to Article 2 or 3, the Stockholders (if participating) and the Placement Agent and their respective officers and directors, each underwriter, if any, of the Stockholders' securities, and each person who controls the Stockholder or the underwriter within the meaning of
Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Stockholders or Placement Agent may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Stockholder or Placement Agent for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by any Stockholder or Placement Agent, as the case may be, specifically stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter, in the offering or sale of Shares or to any other Person, if any, who controls such underwriter within the meaning of the Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or



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give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Act to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Shares to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Stockholder or Placement Agent or any such director, officer, and shall survive the transfer of such securities by such holder.

         Section 5.2. INDEMNIFICATION BY THE STOCKHOLDERS AND PLACEMENT AGENT. To the extent permitted by law, each Stockholder and the Placement Agent will severally, if securities held by the Stockholder or Placement Agent are included in the securities as to which such registration, qualification or compliance is being effected pursuant to terms hereof, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Act, and each other person selling the Company's securities covered by such registration statement, each of such person's officers and directors and each person controlling such persons within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Stockholder or Placement Agent of any rule or regulation promulgated under the Act applicable to the Stockholder or Placement Agent and relating to action or inaction required of the Stockholder or Placement Agent in connection with any such registration, qualification or compliance, and will reimburse the Company, such other persons, such directors, officers, persons, underwriters or control persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such the Stockholder or Placement Agent specifically for use therein. In addition, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed pursuant to applicable rules of the Commission or in any supplement or addendum thereto, the indemnity agreement herein shall not inure to the benefit of the Company, any underwriter if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda thereto, was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Act.

         Section 5.3. NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 5.1 or 5.2 such indemnified party will, if a claim in respect thereof is to be made against



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an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 5.1 or 5.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

         Section 5.4. INDEMNIFICATION PAYMENTS. The indemnification required by this Article 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          ARTICLE 6. NO LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS

         Nothing herein shall prevent or prohibit the Company from granting registration rights which are pari passu with the rights granted pursuant to this Agreement, including but not limited to registration rights limited by an underwriters' cut-back as described in Section 3.2 above.

                        ARTICLE 7. TERMINATION OF RIGHTS

         The rights of any particular Holder pursuant to this Agreement shall terminate on the first date on which such Holder could sell all remaining Registrable Securities then held by such Holder in any one three-month period following such date under the terms of Rule 144 or Rule 144(k) under the Act.


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                             ARTICLE 8. DEFINITIONS

         As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         ACT: means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

         COMMISSION: means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         COMMON STOCK: means the common stock of the Company, par value $.001 per share.

         EXCHANGE ACT: means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar federal statute.

         HOLDER: means any Person who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 7.11 hereof.

         INITIATING HOLDERS: means any Holder or Holders who in the aggregate hold not less than twenty percent (20%) of the outstanding Registrable Securities.

         OTHER STOCKHOLDERS: means persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder, excluding, however such persons including their securities in registrations hereunder pursuant to the exercise of demand registration rights granted to them by the Company prior to the effective date of this Agreement.

         PERSON: means a corporation, as association, a partnership, an organization, business, an individual, a governmental or political subdivision thereof or a governmental agency.

         PLACEMENT AGENT: means Sanders Morris Mundy Inc.

         REGISTER, REGISTERED and REGISTRATION: refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         REGISTRABLE SECURITIES: means collectively all securities of the Company issued in connection with the Placement, including all (i) shares of Common Stock issued as part of the Units sold in the Placement, (ii) shares of Preferred Stock, Series A, of the Company sold as part of the Units issued in the Placement, (iii) warrants issued to the Placement Agent in connection



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with the Placement and (iv) shares of Common Stock issuable upon the conversion or exercise of the securities listed in clauses (ii) and (iii) above.

         REGISTRATION EXPENSES: means all expenses incident to the Company's performance of or compliance with Article 2 or 3, including, without limitation, all registration, filing, listing, and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating, printing and engraving expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of a single counsel and accountant selected and retained by the Stockholders and Placement Agent incurred in connection with an underwritten offering, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Shares being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

         SHARES: means any shares of Common Stock included within the definition of Registrable Securities.

                            ARTICLE 9. MISCELLANEOUS

         Section 9.1. REMEDIES. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach hereof and hereby agrees to waive the defense in any action for specific performance of such an obligation that a remedy at law would be adequate.

         Section 9.2. ASSIGNMENT. Except as permitted by Section 7.11, this Agreement shall not be assignable by either party hereto without the written consent of the other party.

         Section 9.3. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         Section 9.4. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF GEORGIA WITHOUT PREJUDICE TO THE PRINCIPLES OF CONFLICTS OF LAW.

         Section 9.5. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         Section 9.6. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

         Section 9.7. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         Section 9.8. AMENDMENTS AND WAIVERS. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of the Placement Agent and the Holders of at least 50% of the Registrable Securities. For purposes of calculating the number of shares required to consent to an amendment under this Section 9.8, any Registrable Securities that are shares of Preferred Stock, Series A or Warrants shall be calculated as if converted to shares of Common Stock.

         Section 9.9. NOMINEES FOR BENEFICIAL OWNERS. In the event that any Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Shares for purposes of any request or other action by any holder or holders of Shares pursuant to this Agreement or any determination of any number or percentage of shares of Shares held by any holder or holders of Shares contemplated by this Agreement. If the beneficial owner of any Shares so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Shares.

         Section 9.10. NOTICES. Except as otherwise provided in this Agreement, all communications provided for hereunder shall be in writing and sent by first-class mail, postage prepaid, and (a) if addressed to the Stockholder, at the address that the Stockholder shall have furnished to the Company in the Subscription Agreement, or (b) if addressed to the Company, 1765 The Exchange, Suite 400, Atlanta, Georgia 30339, to the attention of its President, with a copy to Morris, Manning & Martin, L.L.P., attention: Oby T. Brewer, Esq.

         Section 9.11. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Shares pursuant to Article 2 or Article 3 shall be assigned by a Holder to any transferee or assignee of Registrable Securities; provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment of registration rights shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                         INFOCURE CORPORATION


                                         By: /s/ Frederick L. Fine
                                             -----------------------------------
                                         Name:  Frederick L. Fine
                                         Title: Chief Executive Officer,
                                                President



                                         SANDERS MORRIS MUNDY INC.


                                         By: /s/ Charles L. Davis
                                             -----------------------------------
                                         Name:  Charles L. Davis
                                         Title: Vice President



                                         SANDERS MORRIS MUNDY INC., as
                                         attorney-in-fact for the Stockholders


                                         By: /s/ Charles L. Davis
                                             -----------------------------------
                                         Name:  Charles L. Davis
                                         Title: Vice President